Exhibit (a)(8)
            FORM OF ELECTION ACKNOWLEDGEMENT FORM


            GENERAL EMPLOYMENT ENTERPRISES, INC.

                Election Acknowledgement Form




Date:

From:                    Nancy C. Frohnmaier
                         Secretary

To Optionee:

Sent Via:

Subject:                 Election Form



This notice is confirmation of receipt of your election form accepting General Employment Enterprises, Inc.'s August 21,
2002 offer to exchange eligible outstanding stock options under the Company's stock option plans.

New option agreements will be sent to you as soon as possible after the expiration of the offer.





                                    Nancy C. Frohnmaier
                                    Secretary